Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the three months ended September 30, 2019 (the “Report”) of TriplePoint Venture Growth BDC Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Christopher M. Mathieu, Chief Financial Officer of the Registrant for the purposes of the filing of the Report, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Christopher M. Mathieu
Name:	Christopher M. Mathieu
Date:	November 6, 2019